UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2023

GENESIS GROWTH TECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41138	98-1601264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 3 Hergiswil Nidwalden, Switzerland	6052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 78 607 99 01

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GGAAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	GGAA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GGAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2023, Genesis Growth Tech Acquisition Corp. (the “Company”), received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s securities (units, ordinary shares and warrants) will be suspended from The Nasdaq Global Market on July 25, 2023, due to the Company’s non-compliance with Listing Rule 5452. Listing Rule 5452 requires that special purpose acquisition companies (SPACs) which listed their securities on The Nasdaq Global Market under alternative Listing Rule 5406, to among other things, maintain a minimum average market value of listed securities of $50,000,000, and a minimum average market value of publicly held shares of $40,000,000, over 30 consecutive trading days. Pursuant to the July 14, 2023, notice, Nasdaq advised the Company that for the 30 consecutive trading days ending June 27, 2023, the Company’s average market value of listed securities has been below $50 million and the average market value of publicly held securities for its Class A ordinary shares has been below $40 million, and as a result, Nasdaq has determined to delist the Company’s securities.

Additionally, in accordance with Nasdaq Listing Rule 5452(a)(2)(C), SPACs are required to hold at least 600,000 in publicly held shares. According to the Company’s Form 10-K for the year ended December 31, 2022, Nasdaq calculated the publicly held shares as 101,039. Nasdaq advised that this deficiency serves as an additional and separate basis for delisting.

Furthermore, as previously disclosed, on May 23, 2023, Nasdaq notified the Company that it did not comply with Listing Rule 5250(c), due to its failure to timely file its Form 10-Q for the period ended March 31, 2023. The Company’s failure to timely file its periodic report also serves as an additional and separate basis for delisting; provided that such Form 10-Q is scheduled for filing on July 14, 2023.

Accordingly, and pursuant to Listing Rule 5815(a)(1)(B)(ii)(c), unless the Company requests an appeal of this determination, trading of the Company’s listed securities will be suspended from The Nasdaq Global Market on July 25, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company may appeal Nasdaq’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Requests for a hearing are required to be submitted electronically through the Nasdaq Listing Center, and must be received no later than 4:00 Eastern Time on July 21, 2023.  The Company is currently determining whether or not to appeal Nasdaq’s determination. In the event the Company does not appeal Nasdaq’s determination, the Company expects that its securities (units, ordinary shares and warrants) will be eligible to be quoted on the OTC Markets.

Separate from the above, on July 13, 2023, Nasdaq determined to halt trading in the Company’s securities (the “Trading Halt”). It is currently unclear whether the Trading Halt will be lifted by Nasdaq prior to the delisting of the Company’s securities from Nasdaq and/or prior to any determination by a Hearings Panel, in the event the Company determines to appeal such determination to a Hearings Panel.

Item 7.01 Regulation FD Disclosure

On July 14, 2023, the Company issued a press release announcing receipt of the delisting letter. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities, nor shall it be deeded to be incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated July 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROWTH TECH ACQUISITION CORP.

Date: July 14, 2023	By:	/s/ Eyal Perez
	Name:	Eyal Perez
	Title:	Chief Executive Officer, Chief Financial Officer

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